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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Affiliated Computer Services, Inc. on Form S-3 of our report on the consolidated financial statements of The Genix Group, Inc. and subsidiaries dated March 7, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

      /s/ DELOITTE & TOUCHE LLP
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        Deloitte & Touche LLP

Detroit, Michigan
June 10, 1996